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                                                                      EXHIBIT 99

                                                                [WILLIAMS LOGO]

NEWSRELEASE

NYSE: WMB                                        [LEADING ENERGY SOLUTIONS LOGO]
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DATE:      March 4, 2003

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
CONTACT:   Kelly Swan                    Travis Campbell                   Richard George
           Williams (media relations)    Williams (investor relations)     Williams (investor relations)
           (918) 573-6932                (918) 573-2944                    (918) 573-3679
           kelly.swan@williams.com       travis.campbell@williams.com      richard.george@williams.com

         NORTHWEST PIPELINE CORPORATION COMPLETES PRIVATE DEBT PLACEMENT

         SALT LAKE CITY - Northwest Pipeline Corporation, a subsidiary of The Williams Companies, Inc. (NYSE:WMB), announced today that it has completed a $175 million debt offering of senior notes due 2010 that was previously disclosed on Feb. 20 and Feb. 27.

         Northwest intends to use the proceeds for general corporate purposes, including the funding of capital expenditures.

         The notes sold to certain institutional investors have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release shall not constitute an offer to sell or solicitation of an offer to buy such notes and is issued pursuant to Rule 135c under the Securities Act of 1933.

                                       ###

Portions of this document may constitute "forward-looking statements" as defined by federal law. Although the company believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Any such statements are made in reliance on the "safe harbor" protections provided under the Private Securities Reform Act of 1995. Additional information about issues that could lead to material changes in performance is contained in the company's annual reports filed with the Securities and Exchange Commission.